Exhibit 10.22

                                 GRANT OF OPTION

     This GRANT OF OPTION is made this 6th day of November 2006. INTEGRAL TECHNOLOGIES, INC., a Nevada corporation, with principal executive offices located at 805 West Orchard Drive, No. 7, Bellingham, WA 98225 (the "Company"), hereby grants to THOMAS AISENBREY, an individual residing at 5820 Wood Sorrel Dr., Littleton CO 80123 ("Aisenbrey"), an option to purchase shares of common stock of the Company on the terms and conditions set forth herein.

1.     Grant  of  Option.  The  Company  hereby grants to Aisenbrey an option to
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acquire one million (1,000,000) shares of the Company's common stock, subject to the  following  terms  and  conditions:

     (A) The option is exercisable in whole or in part at a cash exercise price of $2.25 per share.

     (B) In the event of a "Triggering Event" (as defined below in this paragraph), the exercise price per share shall automatically be adjusted down to $.001 per share. For the purpose of this Agreement, a "Triggering Event" shall be defined as the termination of employment of Aisenbrey or a change in control of the Company. A change in control of the Company shall be deemed to have occurred if there is any sale, exchange or transfer of all or substantially all of the assets of the Company, or if there is any merger or share exchange involving the Company, which has the result of effecting a change in control of the business through a change in management and/or officers and directors of the Company.

     (C) The option is fully vested and is exercisable at any time, or from time to time, until it expires, on June 30, 2010.

     (D) The option shall be exercised by delivery of notice in writing to the Company setting out the number of optioned shares which Aisenbrey intends to purchase. The option shall be exercisable by Aisenbrey upon payment in cash. The Company agrees to deliver to Aisenbrey a share certificate representing the shares purchased not later than seven days after receipt of the notice and payment.

     (E) Appropriate adjustments shall be made to the number of shares of common stock issuable upon exercise of the option and the exercise price thereof in the event of: (i) a subdivision or combination of any of the shares of capital stock of the Company; (ii) a dividend payable in shares of capital stock of the Company; (iii) reclassification of any shares of capital stock of the Company; or (iv) any other change in the capital structure of the Company.

     (F) The option and the underlying shares of common stock are subject to restrictions on transfer, as required by applicable federal and state securities laws.

     2.     Advisors.  The  Company  has not provided any legal or tax advice to
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Aisenbrey,  Aisenbrey may not rely upon the Company or its advisors for any such advice, and Aisenbrey is responsible for obtaining such legal and tax advice as he considers appropriate in connection with this Grant of Option and any exercise of the option.

     3.     Entire Agreement.  This Grant of Option constitutes and embodies the
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entire  understanding  and  agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties; provided, however, that the Proprietary, Nondisclosure and Nonsolicitation Agreement between Aisenbrey and the Company executed on January 2, 2002, shall remain in full force and effect.

     4.     Modification.  No amendment of any provision of this Grant of Option
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shall  be  valid  unless the same shall be in writing and signed by the Company.

     This  Grant  of  Option  is effective the day and year first written above.

INTEGRAL TECHNOLOGIES, INC.                  ACCEPTED ON NOVEMBER 6, 2006

/s/ William A. Ince                          /s/ Thomas Aisenbrey

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William  A.  Ince                            Thomas  Aisenbrey
President


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